SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:                     July 18, 1996
(Date of Earliest
Event Reported)


VARLEN CORPORATION
(Exact Name of Registered as Specified in its Charter)

Delaware                         0-5374           13-2651100
(State or Other Jurisdiction     (Commission      (I.R.S. Employer
of Incorporation)                File No.)        Identification No.)


55 Shuman Boulevard, P. O. Box 3089, Naperville, Illinois  60566-7089
(Address of Principal Executive Office)                    (Zip Code)


(630) 420-0400
(Registrant's Telephone Number
Including Area Code)

Amendment No. 1

Varlen Corporation (the "Registrant") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated July 18, 1996 as follows:

Item 7(a): Financial statements of businesses acquired

Brenco, Incorporated's ("Brenco") audited consolidated balance sheets for the year ending December 31, 1995 and 1994, respectively, audited consolidated statements of shareholders' equity, income and cash flows for the year ending December 31, 1995, 1994 and 1993, respectively, and related notes and audit opinion (incorporated herein by reference to Brenco's December 31, 1995 form 10-K dated March 22, 1996).

Brenco's unaudited consolidated balance sheet for the period ending June 30, 1996 and unaudited consolidated statements of income and cash flows for the six month periods ending June 30, 1996 and June 30, 1995 (incorporated herein by reference to Brenco's June 30, 1996 10-Q dated August 14, 1996).

Item 7(b): Pro-forma financial information

Pro-forma income statements for the year period ended January 31, 1996 and six month period ended August 3, 1996.

Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Varlen Corporation
                                         (Registrant)



October 1, 1996                    By:  /s/ Richard A. Nunemaker
                                   Richard A. Nunemaker
                                   Vice President, Finance and
                                   Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting Officer)

Item 7 (b): Pro-forma Financial Information

The following unaudited pro-forma condensed consolidated statements of earnings for the six month period ended August 3, 1996 and the year ended January 31, 1996 reflect the acquisition by Varlen of 100% of the outstanding capital stock of Brenco upon the culmination of a two-step merger completed on August 23, 1996. On July 18, 1996, Varlen, through a wholly-owned subsidiary, completed the purchase of approximately 91.5% of Brenco's common shares through a tender offer which expired on that date. Due to the tender offer and shares previously owned by a subsidiary of Varlen, Varlen then owned 96% of the outstanding common shares of Brenco until the completion of the merger on August 23, 1996.

The unaudited pro-forma condensed consolidated statements of earnings combine the results of operations of Varlen for the six month period ended August 3, 1996 with the results of operations of Brenco for the six month period ended June 30, 1996 and the operations of Varlen for the year ended January 31, 1996 with the results of operations of Brenco for the year ended December 31, 1995.

The acquisition of Brenco was accounted for under the purchase method of accounting, and accordingly, the accompanying unaudited pro-forma condensed consolidated statements of earnings reflect the effects of a preliminary allocation of the Registrant's purchase cost.

As provided for in Article 11 of Regulation S-X, no pro-forma balance sheet has been provided since Varlen's condensed consolidated balance sheet for the period ended August 3, 1996 as filed with the Securities and Exchange Commission on September
16, 1996 reflects the acquisition of Brenco.

VARLEN CORPORATION AND SUBSIDIARIES
Pro-Forma Condensed Consolidated Statements of Earnings
Unaudited)
(In Thousands, Except Per Share Amounts)


                             Varlen
                             Corporation   Brenco, Inc.
                             Six Month     Six Month
                             Period Ended  Period Ended  Pro-Forma
                             August 3,     June 30,      Adjustments
                             1996          1996          (Note A)   As Adjusted

Net sales                    183,000       66,102        (5,225)     243,877

Cost of sales                136,724       50,458        (3,345)     183,837

Gross profit                  46,276       15,644        (1,880)      60,040

Selling, general and
administrative expenses       28,347        7,632          (248)      35,731

Gain on sale of business       3,730          ---           ---        3,730

Interest expense/(income),
net                            2,479          (99)        5,250        7,630

Earnings before income
taxes                         19,180        8,111        (6,882)      20,409

Income taxes                   8,458        3,061        (2,154)       9,365

Net earnings                  10,722        5,050        (4,728)      11,044

Earnings per share:

Primary                         1.77                                    1.82
Fully diluted                   1.33                                    1.36

Weighted average number of
shares outstanding-primary     6,054                                   6,054

Weighted average number of
shares outstanding-fully
diluted                        9,109                                   9,109


VARLEN CORPORATION AND SUBSIDIARIES
NOTE TO THE PRO-FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS

Note A

The pro-forma adjustments assume the acquisition of Brenco occurred on February 1, 1996.

The adjustment to sales reflects the removal of the sales of a Brenco subsidiary that is currently held for sale.

The adjustment to cost of sales reflects additional depreciation caused by the write-up of buildings by $5.3 million depreciated over twenty years and the write-up of equipment by $17.0 million depreciated over eight years, with two-thirds of the building depreciation and five-sixths of the equipment depreciation applied to cost of sales, offset by a portion of the depreciation expense capitalized to inventory and the removal of $4.2 million in cost of sales of the Brenco subsidiary currently held for sale.

The adjustment to selling, general and administrative expenses reflects goodwill from the purchase of Brenco of $84.5 million amortized over 40 years and $.2 million of depreciation expense from the write-up of the building and equipment, offset by $.7 million in expenses relating to the Brenco subsidiary held for sale, $.6 million for the removal of Brenco's cost of being a public company, acquisition related expenses and restricted stock plan expenses and $.2 million in other eliminated expenses.

The adjustment to interest expense reflects the average net acquisition debt of $136.9 million at an average interest rate of 6.88% and lost interest income due to the acquisition.

The adjustment to income taxes reflect the tax effects of the adjustments noted above, net of non-deductible goodwill amortization, at the statutory federal and state income tax rate in effect during the period.

VARLEN CORPORATION AND SUBSIDIARIES
Pro-Forma Condensed Consolidated Statements of Earnings
(Unaudited)
(In Thousands, Except Per Share Amounts)

                           Varlen
                        Corporation   Brenco, Inc.
                        Year Ended    Year Ended    Pro-Forma
                        January 31,   December 31, Adjustments
                           1996         1995        (Note A)    As Adjusted

Net sales               386,987       127,139       (8,977)       505,149

Cost of sales           290,052        95,040       (5,328)       379,764

Gross profit             96,935        32,099       (3,649)       125,385

Selling, general and
administrative
expenses                 57,762        15,019          172         72,953

Interest expense/
(income), net             4,467           171       10,065         14,703

Earnings before income
taxes                    34,706        16,909      (13,886)        37,729

Income taxes             15,097         6,249       (4,430)        16,916

Net earnings             19,609        10,660       (9,456)        20,813

Earnings per share:

Primary                    3.19                                      3.39

Fully diluted              2.43                                      2.56

Weighted average number
of shares outstanding
- primary                 6,141                                     6,141

Weighted average number
of shares outstanding
 - fully diluted          9,199                                     9,199


VARLEN CORPORATION AND SUBSIDIARIES
NOTE TO THE PRO-FORMA CONDENSED CONSOLIDATED
STATEMENTS OF EARNINGS

Note A

The pro-forma adjustments assume the acquisition of Brenco occurred on February 1, 1995.

The adjustment to sales reflects the removal of the sales of a Brenco subsidiary that is currently held for sale.

The adjustment to cost of sales reflects additional depreciation caused by the write-up of buildings by $5.3 million depreciated over twenty years and the write-up of equipment by $17.0 million depreciated over eight years, with two-thirds of the building depreciation and five-sixths of the equipment depreciation applied to cost of sales, offset by a portion of the depreciation expense capitalized to inventory and the removal of $6.9 million in cost of sales of the Brenco subsidiary currently held for sale.

The adjustment to selling, general and administrative expenses reflects goodwill from the purchase of Brenco of $84.5 million amortized over 40 years and $.4 million of depreciation expense from the write-up of the building and equipment, offset by $1.5 million in expenses relating to the Brenco subsidiary held for sale, $.4 million for the removal of Brenco's cost of being a public company and restricted stock plan expenses and $.5 million in other eliminated expenses.

The adjustment to interest expense reflects the average net acquisition debt of $136.9 million at an average interest rate of 6.88% and lost interest income due to the acquisition.

The adjustment to income taxes reflect the tax effects of the adjustments noted above, net of non-deductible goodwill amortization, at the statutory federal and state income tax rate in effect during the period.